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                                                                  EXHIBIT 10.14
                                  AMENDMENT TO
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                     HEART HOSPITAL IV, L.P. (the "Company")


         THIS AMENDMENT to the Agreement of Limited Partnership of the Company is effective as of July 31, 2000 (the "Amendment").

         This Amendment is made under the terms of Section 11.1(e) of the Agreement of Limited Partnership in order to ensure that the Company remains in compliance with all federal and state laws, rules, regulations and interpretations thereof. The undersigned have also determined that this Amendment will not materially reduce the economic return on investment in the Company to any of its Partners.

         Accordingly, the Agreement of Limited Partnership is hereby amended as follows:

         1. A new Section 5.17 is hereby added to the Agreement of Limited Partnership as follows:

                           SECTION 5.17 Guarantee Fee. In the event that any
                  Member of the Company or its Affiliates provide a guarantee of any indebtedness of the Company which is acceptable to and required by the Company's lenders ("Guarantor Partners") and such guarantees are not provided on a pro rata basis by all other Partners of the Company (the "Nonguarantor Partners"), then the Guarantor Partners shall be paid an annual guarantee fee equal to (a) the amount of such indebtedness which is guaranteed by the Guarantor Partners or its Affiliates, multiplied by (b) .0075, multiplied by (c) the percentage Partnership Interest in the Company owned by the Nonguarantor Partners (the "Guarantee Fee"). The Guarantee Fee shall be paid quarterly and the expense thereof shall be allocated to the Nonguarantor Partners as follows:

                                    (a)      The Guarantee Fee shall be deducted
                           from the Cash Distributions otherwise distributable to the Nonguarantor Partners and shall be paid to the Guarantor Partners;

                                    (b)      To the extent that at the time such
                           Guarantee Fee is due to be paid hereunder there are no anticipated Cash Distributions, then the Company shall pay such Guarantee Fee to the Guarantor Partners and the amount of such payments shall be charged to the Capital Accounts of the Nonguarantor Partners;

                                    (c)      When Cash Distributions become
                           available for distribution to the Partners in the future, the Cash Distributions otherwise distributable to the Nonguarantor Partners shall first be retained by the Company to the extent that amounts were previously charged to the Capital Accounts of

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                           the Nonguarantor Partners in accordance with (b)
                           above and any remaining Cash Distributions shall be distributed to the Partners in accordance with
                           Section 6.1.

         2. Section 6.1 shall be deleted in its entirety and the following new Section 6.1 shall be substituted in lieu thereof:

                           SECTION 6.1 Distributions of Cash Flow from
                  Operations and Cash from Sales or Refinancing. Prior to the dissolution of the Company, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any loans made by the Partners to the Company, shall be distributed quarterly by the Managers as Cash Distributions according to the relative percentage Partnership Interests of the Partners and Economic Interest Owners; provided, however, that to the extent possible, any Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Partners and paid to the Guarantor Partners as set forth in Section 5.17. Notwithstanding anything herein to the contrary, no distributions shall be made to Partners if prohibited by the Act.

         3. The opening phrase of Section 6.2 shall be deleted and the following shall be substituted in lieu thereof:

                           SECTION 6.2 Profits. Except as provided in Schedule B
                  and subject to Section 6.6, Profits shall be allocated as follows:

         4. The opening phrase of Section 6.3 shall be deleted and the following shall be substituted in lieu thereof:

                           SECTION 6.3 Losses. Except as provided in Schedule B
                  and subject to Section 6.6, Losses shall be allocated as follows:

         5.       The following shall be added as a new Section 6.6:

                           SECTION 6.6. Special Allocations of Guarantee Fees.
                  Any and all deductions, losses or reductions to Capital Account attributable to the payment by the Company of Guarantee Fees shall be allocated to the Nonguarantor Partners in accordance with their relative percentage Partnership Interests.

         6. Section 7.3(b)(ii) shall be deleted in its entirety and the following new section shall be substituted in lieu thereof:

                                     (ii)     To the payment of all debts and
                           liabilities (including interest), and further including without limitation any accrued but unpaid Guarantee Fees, owed to the Partners or their Affiliates as creditors; and


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         Except as provided herein, the Agreement of Limited Partnership shall remain in full force and effect.


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